UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 10, 2019

cbdMD, INC.
(Exact Name of Registrant as Specified in Charter)

North Carolina	001-38299	47-3414576
(State or Other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4521 Sharon Road, Suite 450, Charlotte, NC 28211
(Address of Principal Executive Offices)(Zip Code)

Registrant's telephone number, including area code: (704) 445-5800 not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	YCBD	NYSE American

Item 2.02   Results of Operations and Financial Condition.

While cbdMD, Inc., formerly known as Level Brands, Inc. (the “Company”) has yet to finalize its unaudited consolidated financial statements for the quarter ended March 31, 2019, the Company expects its total net sales for the three months ended March 31, 2019 will range from $5.5 to $5.8 million and it expects to report a net loss for the quarter ranging from $31.5 to $32.5 million, of which approximately $31 million is expected to be attributable to the increase in the non-cash contingent liability associated with the shares of its common stock issued and to be issued as merger consideration for the acquisition of the cbdMD business in December 2018. The Company also expects to also report approximately $4.6 million in cash on hand and approximately $12.0 to $12.5 million of working capital on March 31, 2019. Following shareholder approval in April 2019, the Company issued an aggregate of 15,250,000 shares of its common stock, and during the quarter ending June 30, 2019 the Company expects that the amount of the non-cash contingent liability associated with the issued shares will be reduced by $52 to $54 million as this liability is moved to shareholder equity. These total net sales and net loss ranges and the non-cash increase in the contingent liability are preliminary estimates, based upon calculation or figures that have been prepared internally by our management and have not been reviewed by our independent registered public accounting firm and may change upon completion of our financial reporting processes and review. There can be no assurance that our actual results for the three months ended March 31, 2019 will not differ from the preliminary financial data presented in this Current Report on Form 8-K and such changes could be material. This preliminary financial data should not be viewed as a substitute for full financial statements prepared in accordance with GAAP and is not necessarily indicative of the results to be achieved for any future period. The Company’s unaudited consolidated financial statements for the three and six months ended March 31, 2019 will be contained in its Quarterly Report on Form 10-Q for the period ended March 31, 2019 to be filed with the SEC.

Item 8.01  Other Events.

On April 30, 2019, the Company released an updated investor relations presentation reflective on the renaming of the company to cbdMD, Inc. effective May 1, 2019 and its focus on the CBD segment and the cbdMD brand. A copy of this investor relations presentation is filed as Exhibit 99.1 to this report.

Item 9.01   Financial Statements and Exhibits.

		Incorporated by Reference			Filed or Furnished Herewith
No.	Exhibit Description	Form	Date Filed	Number
99.1	Level Brands, Inc. Investor Presentation dated April 2019				Filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

cbdMD, INC.

Date: May 10, 2019	By:	/s/ Mark S. Elliott
Mark S. Elliott, Chief Financial Officer and Chief Operating Officer